Exhibit 4.2


     *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.






                       VAN DER MOOLEN SPECIALISTS USA, LLC

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT
                               -------------------

      *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.


                       VAN DER MOOLEN SPECIALISTS USA, LLC

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT
                               -------------------






         AMENDED AND RESTATED OPERATING AGREEMENT, made effective
February 2, 2004 (the "AGREEMENT"), of Van der Moolen Specialists USA, LLC, a New York limited liability company (the "COMPANY"), by and among the individuals and entities set forth on Schedule A hereto (each a "MEMBER" and together, the "MEMBERS").

         WHEREAS, the Company's Members are party to, and the Company's business and affairs are governed by, an Amended and Restated Operating Agreement, dated March 1, 2002, as amended by that certain First Amendment to Amended and Restated Operating Agreement, dated January 2, 2003, and that certain Second Amendment to Amended and Restated Operating Agreement, dated January 2, 2004 (as so amended, the "OPERATING AGREEMENT");

         WHEREAS, effective February 2, 2004, Michael F. Stern has reduced his responsibilities with respect to the Company and therefore the Company and Michael F. Stern agree that his Profit and Loss Percentage should generally be reduced from *% to *%, but the Company and Michael F. Stern agree that he will continue to bear his economic share of Restitution and Fines (as defined below) as if his Profit and Loss Percentage remained at *%, and further agree that he will continue to be subject to any contribution obligations with respect to Restitution and Fines in excess of $40 million as if his Profit and Loss Percentage also had remained at *%, as set forth herein;

         WHEREAS, effective at the close of business on January 30, 2004, Michael T. Stynes ceased to be a member of the Company;

         WHEREAS, M. Andica Kunst will become a member of the Company, effective as of the opening of business on February 2, 2004; and

         WHEREAS, the Members wish to amend the Operating Agreement of the Company to (i) reflect the agreements with respect to Michael F. Stern and allocate an amount of income and profits attributable to his disproportionate share of Restitution and Fines to the Members receiving allocations of the Float Percentage in accordance with Section 4.3, as set forth herein, (ii)) reflect Mr. Stynes ceasing to be a member of the Company, (iii) provide for the admission of Ms. Kunst as a Member of the Company, and (iv) effect certain other changes as set forth herein.

         NOW THEREFORE, in consideration of the foregoing premises and the terms and conditions set forth in this Agreement, the Members hereby agree as follows:

                                    ARTICLE I

                                  ORGANIZATION

         Section 1.1. NAME. The business of the Company shall be conducted under the name Van der Moolen Specialists USA, LLC or such other name as the Management Committee shall determine from time to time.

         Section 1.2. PRINCIPAL OFFICE. The principal business office of the Company shall be located at 45 Broadway, New York, New York 10006, or such other place as the Management Committee shall designate from time to time. The Management Committee also may determine from time to time that the Company shall have one or more additional offices at a location within or without the State of New York as the Management Committee shall determine.

         Section 1.3. PURPOSE. The purpose of the Company is to transact a general business as brokers and dealers, floor specialists in stock, bonds or other securities, and such other business as may be permitted under the rules of The New York Stock Exchange, Inc. (the "NYSE"), and any other exchange on which the Company is or shall be authorized to conduct business, subject to the rules and regulations of such exchanges, the Securities and Exchange Commission, and the National Association of Securities Dealers ("APPLICABLE LAW") and as the Management Committee shall determine.

         Section 1.4. TERM. The Company shall continue in existence until it is terminated in accordance with the provisions of this Agreement.

         Section 1.5. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ALLEGED PRACTICES" shall mean those securities trading activities of the Company during the period January 1, 1998 through and including June 30, 2003 that are under investigation by the Investigating Entities as allegedly having been improper under applicable laws, regulations or rules, including those practices commonly referred to as "DOT inferior pricing" and "interpositioning."

         "COMBINATIONS" shall mean, collectively, the S&K Combination, the SMC Combination and the LDN Combination.

         "DAMAGES" shall mean all claims, losses, damages, costs, assessments, judgments, awards, liabilities, expenses, penalties, fines and other items of damages, including, without limitation, amounts paid in restitution, on account of the Alleged Practices.

      *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                   COMMISSION.

         "FLOAT PERCENTAGE" shall mean the difference, if any, between 100% and the Profit and Loss Percentages of all Members as set forth on Schedule A hereto. On the date hereof, the Float Percentage is *%.

         "FORMER LDN PARTNERS" shall mean, collectively, John F. X. Dolan, Kevin Lyden, Daniel Morrisey, Charles Dolan, Thomas Schafer and Philip Keating.

         "INVESTIGATING ENTITIES" shall mean, collectively, the United States Securities Exchange Commission, the NYSE and any other regulatory or self-regulatory organization.

         "LDN" shall mean Lyden, Dolan, Nick & Co., LLC, a New York limited liability company.

         "LDN COMBINATION" shall mean the combination of the business operations of LDN with those of the Company, effective at the opening of business on March 1, 2002.

         "LDN COMBINATION AGREEMENT" shall mean that certain Combination Agreement, dated March 1, 2002, by and between the Company and LDN.

         "MB CAPITAL ACCOUNT PERCENTAGE" shall mean the sum of (i) MB's Profit and Loss Percentage from time to time, and (ii) the Float Percentage.

         "RESTITUTION AND FINES" shall mean all Damages paid by the Company to
(i) the Investigation Entities, or (ii) plaintiffs or other parties participating in class action and other lawsuits, actions or proceedings against the Company (collectively, the "Plaintiffs"), in either case in connection with, relating to, or on account of the Alleged Practices.

         "S&K" shall mean Stern & Kennedy, a New York general partnership.

         "S&K COMBINATION" shall mean the combination of the business operations of S&K with those of the Company, effective at the opening of business on August 1, 2001.

         "S&K COMBINATION AGREEMENT" shall mean that certain Combination Agreement, dated August 1, 2001, by and between the Company and S&K.

         "SMC" shall mean Scavone, McKenna, Cloud & Co., LLC, a New York limited liability company.

         "SMC COMBINATION" shall mean the combination of the business operations of SMC with those of the Company, effective at the opening of business on August 1, 2001.

         "SMC COMBINATION AGREEMENT" shall mean that certain Combination Agreement, dated August 1, 2001, by and between the Company and SMC.

         "SPECIAL ALLOCATION PERCENTAGE" shall mean, with respect to any Member (other than MB), the sum of (x) the product of (A) a fraction, the numerator of which is such Member's Profit and Loss Percentage as set forth on Schedule A hereto and the denominator of which is 25.0000% minus the Float Percentage as set forth on Schedule A hereto, multiplied by (B) the Float Percentage, plus (y) such Member's Profit and Loss Percentage as set forth on Schedule A hereto.

                                   ARTICLE II

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         Section 2.1.  CAPITAL ACCOUNTS.

     (a) A capital account (the "CAPITAL ACCOUNT") shall be maintained by the Company for each Member. The Capital Account of each Member shall be increased by the amount of any capital contributions (at net fair market value in the case of any contributions of property other than cash) made by, and any income or gain allocated to, such Member, and shall be decreased by the amount of distributions (at net fair market value in the case of any distribution of property other than cash) made to, and expenses and losses allocated to, such Member.

     (b) For purposes of determining the Capital Account of MB as of the moment immediately following the Combinations and of each of the Former LDN Members as of the moment immediately following the LDN Combination, such Member's Capital Account at such moment, anything to the contrary in paragraph (a) above notwithstanding, shall be increased by such Member's Combination Capital Account. As used herein, the capitalized term "COMBINATION CAPITAL ACCOUNT" means, in the case of MB, an amount equal to the sum of (i) MB's capital account in SMC, (ii) MB's capital account in S&K, and (iii) MB's capital account in LDN and, in the case of each of the Former LDN Members, an amount equal to such Former LDN Member's capital account in LDN, in each case as of the moment immediately before the SMC Combination, the S&K Combination or the LDN Combination, as the case may be, and determined in accordance with the SMC Combination Agreement, the S&K Combination Agreement or the LDN Combination Agreement, as the case may be, MINUS the aggregate book value of the assets of SMC, S&K and LDN, if any, that were not transferred to the Company in either the SMC Combination, the S&K Combination or the LDN Combination.

             Section 2.2. STATED CAPITAL. The amount of the Company's Stated Capital on the date hereof is set forth on Schedule A. From time to time, the Management Committee may increase, and, subject to the Constitution and Rules of the NYSE and the regulations under the Securities Exchange Act of 1934, as amended (the "34 ACT"), decrease the amount of the Company's Stated Capital. The Stated Capital of each Member shall be maintained in an amount equal to the Company's Stated Capital multiplied by that Member's Profit and Loss Percentage, as in effect from time to time, except that MB's Stated Capital shall be maintained in an amount equal to the Company's Stated Capital multiplied by the MB Capital Account Percentage. The Stated Capital of each Member on the date hereof is set forth opposite such Member's name on Schedule A. If at any time there shall be an increase in the Company's Stated Capital, each Member shall

     *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.


maintain his Capital Account (by means of an additional capital contribution, if required) so that the amount thereof is not less than his Stated Capital at such time. If at any time the Profit and Loss Percentages of the Members shall be changed pursuant to Section 4.5, the Stated Capital of the Members shall be changed accordingly, and each Member shall maintain his Capital Account (by means of an additional capital contribution or distribution, if required) so that the amount thereof is not less than his Stated Capital after such change. The foregoing notwithstanding, (i) the Stated Capital of Michael F. Stern shall not be reduced as a result of the decrease in his Profit and Loss Percentage from *% to *% pursuant to this Agreement, and (ii) in the event that the amount of any Restitution and Fines exceeds $40 million and Members are required to contribute additional Stated Capital to the Company, Michael F. Stern's contribution obligation with respect to such excess shall be determined as if his Profit and Loss Percentage were *%.

         Section 2.3. LIMITED LIABILITY. No Member shall have any personal liability for liabilities or obligations of the Company, and except to the extent specifically set forth herein no Member shall have an obligation to make a capital contribution to the Company (including, without limitation, upon liquidation of the Company).

         Section 2.4. WITHDRAWAL OF CAPITAL. Except as specifically set forth in this Agreement, no Member shall have the right to withdraw the amount in his Capital Account.

         Section 2.5. LOANS. With the consent of the Management Committee and subject to Applicable Law, any Member may provide funds to the Company as a loan. Such loan shall bear interest, payable at the end of each calendar month, at a rate determined by the Management Committee, which loan shall not bear an interest rate or other conditions less favorable to the Company than would be required by a commercial lender. All loans shall be repaid in accordance with their terms prior to distributions to Members.

         Section 2.6. MEMBER'S SECURITIES. All securities, cash and other property that may from time to time be held by the Company for a Member shall, upon receipt by the Company, be treated as Company property and as a capital contribution by the Member, provided, however, that as among the Members all profits, losses, income and expense in connection with such property shall be credited or charged to the Member individually and not treated as Company profit, loss, income or expense. Upon termination of the Member's membership in the Company, he shall have a claim against the Company with respect to such property, but such claim shall be subordinate in right of payment and subject to the prior payment by the Company or provision for payment by the Company in full of claims of creditors of the Company arising out of any matter occurring before the termination of the Member's membership.

                                   ARTICLE III
                       MEMBERS; ADMISSION AND TERMINATION

         Section 3.1. CURRENT MEMBERS AND PROFIT AND LOSS PERCENTAGES. The Members of the Company and their respective Profit and Loss Percentages on the date hereof are set forth on Schedule A.

         Section 3.2. ADMISSION OF NEW MEMBERS. From time to time, the Management Committee may admit one or more new Members of the Company on such terms and conditions as the Management Committee shall approve, including, without limitation, the amount of capital to be contributed by a new Member, the Profit and Loss Percentage of such new Member, and the effect thereof on the Profit and Loss Percentages of the existing Members. Anything to the contrary herein notwithstanding, if the admission of a new Member will have the effect of reducing the Profit and Loss Percentage of Members (other than MB), the admission of such new Member and the terms and conditions on which such new Member shall be admitted shall require the approval of the lesser of (i) such number of members of the Management Committee as own not less than 80% of the Profit and Loss Percentages of all Members, or (ii) MB and 50 % by number of the members of the Management Committee other then MB (such lesser number of Management Committee members being hereinafter referred to as a "SUPERMAJORITY VOTE"). No person shall become a Member, however, until such person is approved pursuant to Applicable Law, provided Applicable Law requires approval of such person's association with the Company, and until such person has executed and delivered to the Company a writing in a form specified by the Management Committee, signed by the prospective Member, agreeing to be bound by this Agreement, and such other documents as the Management Committee may specify.

         Section 3.3. VOLUNTARY TERMINATION OF MEMBERSHIP. A Member may elect to terminate his membership in the Company by giving the Management Committee at least 90 days prior written notice; provided, however, that the Management Committee may elect to have such termination become effective immediately or at any time within 90 days after such notice of termination is received by the Management Committee.

         Section 3.4.  INVOLUNTARY TERMINATION OF MEMBERSHIP.

     (a) The Membership of a Member shall terminate upon his death;

     (b) Subject to Section 4.10 hereof, the Management Committee may terminate the membership of any Member for any reason, upon 30 days' notice to such Member.

     (c) The "TERMINATION DATE" of a Member shall be the date on which such Member's termination becomes effective in accordance with Sections 3.3, 3.4(a) or 3.4(b).

         Section 3.5.  EFFECT OF TERMINATION.

     (a) Subject to Section 13.12 hereof, if an individual ceases to be a Member for any reason (a "TERMINATED MEMBER") such Terminated Member shall cease to have any interest in the net profits and losses of the Company after the Termination Date of such Member. The

Terminated Member's remaining interest (the "REMAINING INTEREST") in the Company shall consist solely of such terminated Member's Capital Account (determined in accordance with Section 3.5(c)) and such Terminated Member's A-B-C Membership Account (determined in accordance with Article IX), if any.

     (b) Subject to the approval of the NYSE and to Rule 15c3-1 under the 34 Act, the Company shall pay to the Terminated Member or his legal representative an amount equal to such Member's Remaining Interest three months after such Member's Termination Date; provided, however, that without the prior written approval of the NYSE, no portion of the Remaining Interest may be paid to the Terminated Member or his legal representative on less than six-month written notice of such payment given no sooner than six months after such portion of the Remaining Interest was contributed to the Company. Until such payment to the Terminated Member or his legal representative is made, the Terminated Member's Remaining Interest shall remain at the risk of the business of the Company. Payment pursuant to this Section 3.5 shall be in full payment of the Terminated Member's interest in the Company and in full satisfaction of any and all rights and claims he may have as a result of his membership in the Company. The payment to be made to a Terminated Member pursuant to this Section 3.5 shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all present or future creditors of the Company accruing before the date on which payments are required or permitted to be made hereunder.

     (c) In determining the Capital Account of a Member for purposes of this
Section 3.5, all securities (but no other assets) shall be treated as if sold at their fair market values on the Termination Date, and all other assets shall be treated as having the value shown on the books of the Company on the Termination Date; without limiting the generality of the foregoing, goodwill or any other item not appearing on the books of the Company shall not be given any value.

     (d) A Terminated Member's Profit and Loss Percentage shall be reduced to zero as of such Member's Termination Date as provided in Section 3.5(a), and, subject to Section 3.6, the Management Committee shall reallocate, by a Supermajority Vote, the Terminated Member's prior Profit and Loss Percentage among the remaining Members excluding MB. If the Management Committee is not able to reallocate such prior Profit and Loss Percentage by a Supermajority Vote, such Profit and Loss Percentage shall be allocated among the remaining Members including MB in proportion to the Profit and Loss Percentage interests of the remaining Members.

                                   ARTICLE IV

                     ALLOCATIONS, DISTRIBUTIONS AND SALARIES

         Section 4.1. DISTRIBUTIONS. The Company shall distribute to the Members, in proportion to the Profits allocated to such Member under Section 4.3 at the time of distribution, cash or other property equal to the full amount of the Company's profits for each year; provided, however, that the Management Committee may determine that the amount to be distributed shall be less than such profits and provided further that no distribution shall be made to any Member in excess of the Capital Account of such Member. All distributions shall be made at such times as the Management Committee shall determine.

         Section 4.2. WITHDRAWALS OF CAPITAL. In addition to the distributions provided for in Section 4.1, if a Member's Stated Capital is reduced as a result of a determination made by the Management Committee in accordance with the Constitution and Rules of the NYSE to reduce the Company's Stated Capital, then, subject to the provisions of Rule 15c3-1 under the 34 Act, the amount by which such Member's Stated Capital has been reduced shall be distributed to that Member; provided, however, that without the prior approval of the NYSE, no portion of such amount may be distributed to that Member on less than six months' written notice of such distribution given no sooner than six months after such portion was contributed to the Company.

         Section 4.3. ALLOCATION OF PROFITS AND LOSSES. The net profits and losses of the Company shall be allocated among the Members as follows:

          (a) Profits shall be allocated

               (i) first, to the Members in proportion to, and to the extent that, the amount of losses previously allocated to them pursuant to subparagraph (b)(ii) below has exceeded the amount of profit allocated to them pursuant to this subparagraph (i);

               (ii) second, to the Members in proportion to, and to the extent that, the amount of losses previously allocated to them pursuant to subparagraph (b)(i) below has exceeded the amount of profit allocated to them pursuant to this subparagraph (ii); and

              (iii) finally, 75.0000% to MB, 25.0000% to the Members (other than MB) in accordance with their Profit and Loss Percentages, and the Float Percentage, if any, to the Members (other than MB) as determined by the Management Committee by Supermajority Vote, provided, however, that in the event the Management Committee is not able to make a determination by Supermajority Vote, the Float Percentage shall be allocated to the Members (other than MB) in proportion to their respective Special Allocation Percentage.

          (b) Losses shall be allocated:

               (i) first, 75.0000% to MB and 25.0000% to the Members (other than MB) in proportion to their respective Special Allocation Percentage until any Member's Capital Account is reduced to zero;

               (ii) second, to the Members with positive Capital Account
                    balances in proportion to such balances until the Capital Accounts of all Members are reduced to zero;

     *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.

              (iii) finally, 75.0000% to MB and 25.0000% to the Members (other than MB) in proportion to their respective Special Allocation Percentage.

The foregoing notwithstanding, (1) gain from the sale of an A-B-C LOM Membership shall be allocated in proportion to the amount of Distributable Cash distributable to the Members pursuant to Section 9.3., and (2) deductions and losses from the amortization of any goodwill or the right to do business as a specialist on the floor of the NYSE arising from SMC, S&K or LDN or any other business for which MB has paid an amount in respect of such goodwill or right to do business as a specialist shall be allocated solely to MB.

Further, the foregoing notwithstanding, in any taxable year in which the Company has any losses or expense attributable to Restitution and Fines, if (1) the Company does not have a net loss for such year, taking into account such Restitution and Fines and all other items of income, gain, loss and deduction for the year, Michael F. Stern shall be specially allocated an amount of losses and expenses equal to the aggregate amount of any loss or expense attributable to the Restitution and Fines multiplied by *%, and an amount of income equal to the amount of losses and expenses specially allocated to Michael F. Stern pursuant to this clause (1) shall be specially allocated to the Members receiving allocations of Float Percentage and (2) if the Company has a net loss for such year, taking into account such Restitution and Fines and all other items of income, gain, loss and deduction, (a) first, 75.0000% of any income and gains shall be specially allocated to MB and the remaining 25.0000% shall be allocated to the Members (other than MB) in proportion to their respective Special Allocation Percentages (which, for the avoidance of doubt, would be calculated using *% for the Float Percentage and *% for Michael F. Stern's Profit and Loss Percentage), (b) second, any losses and expenses, other than those attributable to Restitution and Fines, shall be specially allocated in accordance with Section 4.3(b)(i)-(iii), (I.E., the Special Allocation Percentages would be calculated using *% for the Float Percentage and *% for Michael F. Stern's Profit and Loss Percentage), and (c) third, *% of all losses and expenses attributable to Restitution and Fines shall be specially allocated to MB and the remaining *% shall be specially allocated to the Members (other than MB) in accordance with Section 4.3(b)(i)-(iii), except that the Special Allocation Percentages shall be calculated as if the Float Percentage was *% and Michael F. Stern's Profit and Loss Percentage was *%.

         Section 4.4. SECTION 704(C) ALLOCATION. If at any time a Member shall make a contribution of property other than cash, then notwithstanding Section 4.3, for federal, state and local income tax purposes, income, gain, loss and deduction with respect to such property shall be shared by the Members so as to take account of the variation between the federal income tax basis of the property to the Company and its fair market value at the time of contribution utilizing a method selected by the Management Committee that is authorized pursuant to Section 704(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), and regulations thereunder.

              Section 4.5. CHANGE OF PROFIT AND LOSS PERCENTAGES. Subject to
Section 4.10, the Profit and Loss Percentages of the Members may be changed from time to time by the Management Committee; provided that no decrease in the aggregate Profit and Loss Percentage allocated to

     *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                   COMMISSION.

the Members other than MB shall be effected without a Supermajority Vote. In making any such change, the Management Committee shall take into account the relative contributions to the business of the Company made by Members other than MB. A change in the Profit and Loss Percentages shall become effective on the date specified by the Management Committee, which shall not be earlier than 15 days after written notice of the change is given to all Members.

         Section 4.6. WITHHOLDING OF TAX. Each Member that is not a United States person (as defined in the Code) recognizes that the Company is obligated to withhold U.S. federal taxes from such Member in accordance with certain provisions of the Code as they now and may hereafter exist (including Section 1446 of the Code). If the amount required to be withheld with respect to such a Member exceeds the amount that otherwise would have been distributed to such Member, such Member shall pay to the Company the amount of such excess within ten days after written demand therefor by the Company. Any amount withheld from a Member as tax shall be treated as a distribution to the Member.

         Section 4.7. SALARIES. There shall be a "Base Salary Pool" in respect of each calendar year in an amount equal to the sum of (i) $* times the number of Members (other than MB) at the beginning of such year plus, (ii) *% of the Company's Stated Capital as of the beginning of such year times the aggregate Profit and Loss Percentages of all Members (other than MB) at the beginning of such year. The amount of the Base Salary Pool shall be paid as salaries to the Members (other than MB) in such amounts as may from time to time be determined by the Management Committee, and shall be treated as guaranteed payments for tax purposes. For the period from the date of this Agreement to December 31, 2001, the amount of the Base Salary Pool amount shall be adjusted and pro-rated based on the number of days from the date of this Agreement to December 31, 2001. If a Member (other than MB) should become a Terminated Member, the amount of the Base Salary Pool shall be reduced by the amount of the unpaid annual base salary that such Terminated Member would have received from the Base Salary Pool in the year in which his Termination Date occurs. The amount of the Base Salary Pool may be increased from time to time by the Management Committee.

         Section 4.8. BONUSES. There shall be a "Bonus Pool" equal to not less than *% of the net profits of the Company for each year, after deduction for all salaries, all interest paid to Members in respect of their NYSE Memberships, and the Support Fee (as defined in Section 4.9). The Management Committee shall determine the precise amount of the Bonus Pool and the Members (other than MB) of the Company to whom it shall be paid. The Management Committee may, by Supermajority Vote, increase or decrease the *% (or such higher or lower percentage to which such *% has been increased or decreased by one or more prior applications of this sentence). Payments from the Bonus Pool shall be treated as a guaranteed payment for tax purposes and be charged as an expense of the Company and not against the shares of profits of the Members to whom such payments are made.

         Section 4.9. SUPPORT FEE. MB shall receive from the Company a Support Fee ("SUPPORT FEE") in respect of each calendar year in an amount equal to the product of (i) the MB

Capital Account Percentage, times (ii) the Company's Stated Capital at the beginning of such year, times (iii) 10%. The Support Fee shall be payable to MB in equal installments on the last business day of each calendar month, and shall be treated as guaranteed payments for tax purposes. The amount of the Support Fee may not be increased except by Supermajority Vote.

                                    ARTICLE V

                                   MANAGEMENT

         Section 5.1.  MANAGEMENT BY MANAGEMENT COMMITTEE

     (a) The management of the Company shall be vested in a management committee (the "MANAGEMENT COMMITTEE") which shall determine all questions of business, policy and operations of the Company except to the extent otherwise specifically provided in this Agreement. Decisions to be made by the Management Committee include all matters dealing with the status of any Member in the Company or any Member's relationship to the other Members, the Base Salary to be received by a Member, the Profit and Loss Percentage of any Member, the termination of a Member or the admission of a Member.

     (b) In addition to the matters described in Sections 3.2, 3.5(d), 4.5, 4.8, and 4.9, which shall each require a Supermajority Vote as provided therein, the following actions shall require a Supermajority Vote:


               (i) the election of any person (other than MB) to serve as a member of the Management Committee;

               (ii) any merger or consolidation of the Company with or into any other entity or any other transaction or series of related transactions (other than a sale of Membership Interests by MB) that in any of the foregoing cases would have the effect of causing any person other than MB to own beneficially or of record Membership Interests representing a 50% or greater Profit and Loss Percentage;

              (iii) the issuance of any debt security by the Company or any borrowings by the Company, in either case in excess of 50% of the Company's Stated Capital at the time of such transaction, other than short term borrowings in the ordinary course of business consistent with past practice; and

               (iv) the entry by the Company into a new line of business.

     (c) All decisions of the Management Committee shall be made in its absolute discretion. The Management Committee shall perform its duties in good faith, and any decision of the Management Committee made in good faith shall not be subject to review by the Members or by any court or arbitrator. No member of the Management Committee shall be liable to the Company or to any Member for any loss or damage, unless the loss or damage shall have been the result of gross negligence or willful misconduct of such member of the Management Committee.

         Section 5.2.  MANAGEMENT COMMITTEE MEMBERSHIP AND VOTING

     (a) The Management Committee shall consist of eight (8) members. Such number may be reduced, but not below three (3), or increased by a Supermajority Vote. The members of the Management Committee are: MB; Joseph Bongiorno, James
P. Cleaver, Jr. (Chairman), John F.X. Dolan, Robert B. Fagenson (Vice Chairman), Michael J. Hayward, Patrick J. McGagh, Jr. and Michael F. Stern. If any member of the Management Committee ceases to be a Member of the Company for any reason, such person's membership on the Management Committee automatically shall terminate upon such Member's Termination Date. A member of the Management Committee may resign at any time by notice to the other members of the Management Committee, and the Management Committee may remove a member of the Management Committee by notice to such member; such resignation or removal shall be effective at the time specified in the notice. The resignation or removal of a member of the Management Committee shall not, in and of itself, affect the interest of the Member in the Company. Any vacancy in the Management Committee, whether by a member of the Management Committee ceasing to be such a member or by an increase in the size of the Management Committee, shall be filled by a Supermajority Vote.

     (b) Members of the Management Committee shall not receive compensation for acting as such, but the Management Committee may take into account the services of such members in determining the salary, if any, or the Profit and Loss Percentages of Members of the Company.

     (c) All votes of the Management Committee shall be by the Profit and Loss Percentage of the member of the Management Committee casting the vote. Except as otherwise specifically set forth in this Agreement, a vote of a majority of the Profit and Loss Percentage of the members of the Management Committee shall be required for action by the Management Committee.

     (d) A quorum for any meeting of the Management Committee shall consist of members holding a majority of the Profit and Loss Percentage held by the members of the Management Committee, but in no event fewer than 3 members, including 2 members other than MB; provided that if any meeting of the Management Committee is adjourned for lack of a quorum, member(s) of the Management Committee holding at least 60% of the Profit and Loss Percentage held by all members of the Management Committee may give notice to the members of the Management Committee specifying the date, time and place to which such meeting is to be reconvened (which shall not be sooner than 48 hours after the date and time of the adjourned meeting) and the matters to be decided at such reconvened meeting. Once such meeting is reconvened, the members of the Management Committee attending such reconvened meeting (even though less than a quorum) shall be entitled to decide such matters as they would ordinarily be able to decide at a Management Committee meeting attended by such members. A member may participate at a Management Committee meeting by means of conference telephone or similar communications equipment permitting all participants to hear each other. Proxies shall be permitted.

     (e) The Management Committee shall be permitted to take action without holding a meeting by the written consent of the member(s) of the Management Committee holding the Profit and Loss Percentages that would be necessary to decide such action.

     (f) The day-to-day management of the Company shall be carried out by the individual members of the Management Committee in accordance with procedures and policies determined by the Management Committee.

         Section 5.3. NOTICE OF MANAGEMENT COMMITTEE MEETINGS. Regular meetings of the Management Committee shall be held once a quarter without notice on the first Tuesday of each calendar quarter, or the first business day thereafter if such day is a holiday, at 8:00 A.M. at the principal office of the Company, or at such other dates, times or places as may be fixed by the Management Committee. Subject to Section 5.2(d), special meetings of the Management Committee may be called by MB or by any other three members upon five days prior written notice to the other members of the Management Committee. Notice of a special meeting may be waived before or after such meeting by a writing signed by each member who is entitled to but did not receive such notice. Attendance at a special meeting by a member shall constitute waiver of notice.

         Section 5.4. APPROVAL BY MEMBERS. Notwithstanding anything to the contrary in this Agreement, the following actions shall require the prior approval of Members of the Company holding an aggregate Profit and Loss Percentage of at least 80%:

                    (i) the dissolution of the Company or the winding up or liquidation of its affairs;

                    (ii) any sale of all or substantially all of the assets of the Company; or

                   (iii) any amendment to this provision of the Agreement;

                    (iv) any public offering of equity interests in the Company;

                    (v) the voluntary commencement by the Company of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, bankruptcy or liquidation or similar law or the decision to acquiesce in any petition, proceedings or other action commenced under any such law by any Person other that the Company;

                    (vi) any transaction, other than securities trading in the ordinary course, by the Company with any Member of the Company or any Affiliate or Associate of any Member. For the purposes hereof, an "Affiliate" of any Person shall mean a person controlled by, controlling or under common control with such Person and an "Associate" of such Person shall have the meaning set forth in Rule 12b-2 promulgated under the 34 Act.

         Section 5.5.  INDEMNIFICATION.

     (a) The Company shall indemnify and hold harmless, and advance expenses to, any person (the "INDEMNIFIED PARTY") who becomes a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of such Indemnified Party's activities on behalf of the Company, as a Member of the Company or a member of the Management Committee, or as an officer, shareholder, member, director, agent or employee of either such Member, against losses, damages, claims or expenses actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding, for which such Indemnified Party has not otherwise been reimbursed (including reasonable attorneys' fees, judgments, fines and amounts paid in settlement); provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to such Indemnified Party establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (b) that such person personally gained a financial profit or other advantage to which he or she was not legally entitled.

     (b) The members of the Management Committee shall not be liable to the Company or the Members (i) for mistakes of judgment or for any act or omission suffered or taken by it, or for losses due to any such mistakes, action or inaction, except to the extent that the mistake, action, or inaction was caused by the gross negligence or willful misconduct of such member of the Management Committee or (ii) for the willful misfeasance, negligence, bad faith or other conduct of any independent contractor of the Company selected by the Management Committee, provided that such independent contractor was selected, engaged or retained and continued in good faith.

     (c) A member of the Management Committee may consult with legal counsel or accountants selected in each case by the Management Committee and any action or omission suffered or taken in good faith in reliance and accordance with the written opinion or advice of any such counsel or accountants (provided such have been selected with reasonable care) shall be full protection and justification with respect to the action or omission so suffered or taken.

     (d) In the event that any Member shall, notwithstanding the provisions of
Section 609 of the Act to the contrary (and solely as a result of the inapplicability, or deemed inapplicability of such provision of the Act), become liable under a judgement , decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, then the Company shall indemnify such Member and hold such Member harmless from and against any such liability of such Member (together with reasonable attorneys' fees and expenses in defending against any claimant seeking to impose any such liability) to the extent that it related to or arose out of any action taken or any transaction effected by the Management Committee under this Agreement or any action which the Management Committee failed to take or any transaction which the Management Committee failed to effect and which the Members or the Management Committee was obligated to take or effect under this Agreement. Nothing in the preceding provisions of this paragraph shall affect the rights of the Company against a Member for the acts or omissions to act of that Member.

     (e) Neither a Member nor a member of the Management Committee shall be personally liable to any other Member for any payment to the other Member with respect to the other Member's interest in the Company, any and all of which payments shall be made solely from, and to the extent of, the Company's assets.

         Section 5.6. TAX MATTERS PARTNER. The "tax matters partner" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code shall be designated from time to time by the Management Committee.

                                   ARTICLE VI

                         MEETINGS OF MEMBERS AND VOTING

         Section 6.1. MEETINGS. Meetings of the Members may be called by the Management Committee or by Member(s) holding a majority of Profit and Loss Percentage upon not less than five nor more than sixty days' prior written notice to each Member. Such notice shall set forth the time and place of the meeting. If no place for the meeting is designated, the place of meeting shall be the principal office of the Company. Member(s) holding 80% of the Profit and Loss Percentage shall constitute a quorum at any meeting of Members, whether present in person or by proxy.

         Section 6.2. MANNER OF ACTING. If a quorum is present at a meeting, the affirmative vote of Member(s) holding a majority of Profit and Loss Percentage shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization or by this Agreement.

         Section 6.3. ACTION BY MEMBERS. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by a written consent describing the action taken, executed by each Member and delivered to the Management Committee for inclusion in the Company records.

         Section 6.4. WAIVER OF NOTICE. When any notice is required to be given to any Members, a waiver thereof in writing executed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

                                   ARTICLE VII

                        TRANSFERS OF MEMBERSHIP INTERESTS

         Section 7.1. RESTRICTIONS ON TRANSFER. A Member may not sell, exchange, encumber or otherwise transfer all or any part of his membership interest except with the prior written consent of the Management Committee, which consent may be withheld in its sole discretion. Any such transfer without such consent shall be null and void and confer no rights on the transferee as against the Company or any non-transferring Member. Before a permitted transferee shall be admitted to the Company as a Member, the additional conditions set forth in Section 7.2 must be satisfied.

         Section 7.2.  CONDITIONS.

         (a) A permitted transferee shall be admitted as a Member only upon satisfaction of the following conditions:

                    (i) the document of transfer shall be in writing, signed by the transferor and the transferee, and a copy of such document shall be delivered to the Company;

                    (ii) the transferee shall execute and deliver to the Company a written agreement, in form and substance satisfactory to the Management Committee, pursuant to which the transferee agrees to be bound by this Agreement;

                   (iii) the transfer shall be in compliance with the rules of the NYSE and the National Association of Securities Dealers, Inc. and all applicable securities laws.

         (b) In the event a transfer is made in accordance with the terms of this Article, unless otherwise required by the Code:

                    (i) the effective date of such transfer shall be the date on which all of the conditions to the effectiveness of the transfer have been satisfied; and

                    (ii) the Company shall be entitled to treat the transferor
                         Member as the absolute owner of the transferred membership interest in all respects and shall incur no liability for distributions or allocation made pursuant to this Agreement in good faith to such transferor until such time as all of the conditions to the effectiveness of the transfer have been satisfied.

         (c) All costs incurred by the Company associated with the admission of a substitute or additional Member contemplated by this Article (including reasonable attorney's fees) shall be borne by the transferee.

         Section 7.3.  SALES BY MB SUBJECT TO TAG-ALONG RIGHTS.

     (a) In the event that MB proposes to effect a sale, transfer or assignment (a "TRANSFER") of an interest in the Company greater than a 50% membership interest (the "MB INTEREST") to a Person other than an affiliate of Van der Moolen Holding N.V., then MB shall promptly give written notice (the "MB NOTICE") to the Company and the other Members at least twenty-five days prior to the closing of such Transfer. The MB Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the name of, and the MB Interest in the Company to be purchased by, the transferee, the purchase price of the MB Interest in the Company to be so sold, any other significant terms of such sale and the date such proposed sale is expected to be consummated.

     (b) Each Member shall have the right, exercisable upon written notice to MB within fifteen days after receipt of the MB Notice, to participate in such sale of the MB Interest in the Company on the same terms and conditions as set forth in the MB Notice, and to sell to the proposed transferee, simultaneously with and conditioned upon the closing of the sale of the MB Interest, a percentage of such Member's interest in the Company which is equal to the percentage of MB's interest being sold by MB. If a Member gives notice of his intention to participate in such sale, he shall be obligated to do so, provided that such sale is on substantially the terms described in the MB Notice, and shall execute and deliver to the prospective transferee agreements containing representations, warranties, indemnities and other covenants substantially identical to those being made by MB.

     (c) Any Member shall effect its participation in the sale pursuant to the agreements referred to above with the proposed transferee by delivering on the date scheduled for such sale to MB for delivery to the prospective transferee such transfer documents as are necessary to effect the transfer of that portion of its interest as such Member is entitled to sell in accordance with this
Section 7.3. Such transfer documents shall be delivered to MB on such date for delivery to such transferee in consummation of the sale of the interests pursuant to the agreements referred to above with the proposed transferee and MB shall concurrently therewith remit to each such Member that portion of the sale proceeds received from the prospective transferee to which such Member is entitled by reason of its participation in such sale.

     (d) The exercise or non-exercise of the rights of the Members hereunder to participate in one or more sales made by MB shall not adversely affect their rights to participate in subsequent sales subject to this Section 7.3.

     (e) In no event shall MB receive special consideration or a control premium not available to the other Members in connection with any sale contemplated by this Section 7.3.

     (f) The Members acknowledge and confirm that the provisions of this Section
7.4 and of Section 7.5 shall not apply to any transfer, sale, assignment, or Sale of Business (as defined in Section 7.5(c)) to an affiliate of MB.

         Section 7.4.  GRANT TO MB OF BRING-ALONG RIGHTS.

     (a) Each Member hereby agrees to cooperate fully with MB and the purchaser in any Sale of the Business (as such term is defined below) and, to execute and deliver all documents (including purchase agreements) and instruments as MB and the purchaser reasonably request in order to effect such Sale of the Business, including, without limitation, the making of all representations, warranties, indemnities and similar arrangements, but excluding employment agreements and covenants not to compete (the determination of whether or not to enter into any such employment agreements and covenants not to compete being in the sole and absolute discretion of each Member).

     (b) In no event shall MB receive special consideration or a control premium not available to the other Members in connection with a sale contemplated by this Section 7.4

     (c) As used in this Section 7.4, a "SALE OF THE BUSINESS" shall mean any transaction or series of transactions (whether structured as a sale of membership interests in the Company, merger, consolidation, reorganization, recapitalization, asset sale or otherwise) negotiated on an arm's length basis, with an unaffiliated BONA FIDE third party which results in the sale or transfer of all or substantially all of the assets of the Company or the interests in the Company, in which transaction all consideration payable to the Members is distributed PRO RATA pursuant to the interests in the Company held by such Members.

         Section 7.5.  "PIGGYBACK" RIGHTS.

     (a) If the Company intends to register equity securities on Form S-1, Form S-2 or Form S-3 or any corresponding form applicable at the time under the Securities Act of 1933 (the "33 ACT") as then in effect (or any similar statute then in effect) (a "Registration"), the Company will give written notice to each Member of its intention to do so, at least 20 days prior to the time of the filing of any registration statement or qualification papers, and at the written request of any Member given within 5 days after receipt of any such notice (which request shall specify the equity interests intended to be sold or disposed of by such Member and shall describe the nature of any proposed sale or other disposition thereof which may include a distribution over a reasonable period of time), the Company will use its best efforts to cause such equity interests to be registered or qualified to the extent required to permit the sale or other disposition thereof (in accordance with the methods described by such Members if and to the extent the registration form on which the Company is registering its sale of equity securities permits such methods of sale and distribution) (such right of each Member to participate in the proposed public offering, a "PIGGY-BACK RIGHT"). The equity interests that any Member intends to sell shall be subject to underwriters' cutbacks resulting from the underwriters' conclusion (expressed in a written notice (the "CUTBACK NOTICE") delivered to the Company and the Members) that the inclusion of all of the equity interests requested to be included in the proposed public offering would exceed the number which could be sold in such offering without a reduction in the selling price anticipated to be received for the equity securities to be sold in such offering or that would otherwise materially adversely affect the distribution of the equity interests to be sold in such public offering. The Cutback Notice shall specify the amount of equity interests which such managing underwriter believes can be so sold in such offering (the "PIGGYBACK ALLOTMENT"). The Piggyback Allotment shall be allocated among the Members seeking to participate in such public offering pro-rata based on their respective Profit and Loss Percentages. Notwithstanding anything herein to the contrary, no Member (other than MB) shall have the right to "piggy-back" on a Registration if (i) there have been three prior Registrations in which one or more Members (other than MB) have participated as sellers pursuant to the exercise of their piggy-back rights, and
(ii) MB itself does not exercise its piggy-back right with respect to such Registration.

     (b) All out-of-pocket expenses, disbursements and fees in connection with any action to be taken under this Section 7.5 shall be borne by the Company, including the reasonable fees and expenses of one counsel for all participating Members, which counsel shall be selected by the Member or Members having a majority of the Piggyback Allotment. Notwithstanding the foregoing, all underwriter commissions and transfer taxes attributable to the sale of a Member's equity securities shall be borne or paid for by such Member and not by the Company.

     (c) In the event of any registration under the provisions of this Section 7.5, the Company, to the extent permitted by law, will indemnify any Member participating in such registration, its respective officers and directors, if any, and each Person, if any, who controls such Member within the meaning of
Section 15 of the 33 Act, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such Member, its officers and directors and any Person, if any, who controls such Member within the meaning of Section 15 of the 33 Act, against any reasonable legal or other expenses reasonably incurred by such Member, officer, director or Person in connection with investigating or defending any such losses, claims, damages and liabilities, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Member participating in such registration or by underwriters expressly for use therein. The obligation of the Company under this
Section 7.5 to register securities for any of the Members shall be subject to the condition that each such Member and the underwriters involved in the offering shall furnish to the Company in writing such information as shall be reasonably requested by the Company for use in connection with the preparation of any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers, any other underwriter, the other Members participating in such registration and each Person, if any, who controls the Company, any other underwriter of such other Members, within the meaning of Section 15 of the 33 Act, against all losses, claims, damages and liabilities caused by any untrue statement or omission contained in information so furnished in writing to the Company by such Member or such underwriter expressly for use therein.

     (d) If the indemnification provided for in this Section 7.5 from the indemnifying party is unavailable to any indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 7.5 as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.

     (e) If, at any time prior to the effective date of the registration statement relating to such public offering, the Company shall decide not to register such equity interests, the Company shall be relieved of any obligation to separately register the equity interests of the Requesting Members seeking to participate in such public offering, provided that the Company shall pay all reasonable expenses properly incurred by its Members seeking to exercise their rights under this Section 7.5 in connection with such terminated public offering.

                                  ARTICLE VIII

                             REPORTS AND TAX MATTERS

         Section 8.1. FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

         Section 8.2.  BOOKS, RECORDS AND REPORTS.

     (a) Accurate books, records and reports as required by ss.1102 of the Act and other records relating to the assets, liabilities, operations, transactions and financial condition of the Company shall be maintained by the Company. The Company books and records may be kept under such permissible method of accounting as the Management Committee may determine. The Company books shall be maintained at the principal office of the Company, and each Member shall have the right upon reasonable notice given to the Company to inspect, extract and copy such books during regular business hours of the Company.

     (b) The Company shall file all required tax returns and reports with the appropriate authorities, and timely shall send to each person who was a Member during a year a statement setting forth the share of each Member in the net income, net loss and other relevant items of the Company for the year for federal, state and local income tax purposes.

     (c) Within 90 days after the close of each fiscal year, the Company shall furnish to each Member the financial statements of the Company for that fiscal year.

         Section 8.3. CLASSIFICATION AS A PARTNERSHIP. It is the intention of all of the Members that the Company be classified as a partnership for federal, state and local income tax purposes for so long as such a classification is permitted by law. The Company shall take whatever action may be necessary to carry out this intention, and neither the Company nor any Member shall take any action or position that is inconsistent with this intention.

                                   ARTICLE IX

                                NYSE MEMBERSHIPS

         Section 9.1. NYSE MEMBERSHIPS. (a) All Members of the Company who have Memberships in the NYSE, either as owners of regular Memberships or under A-B-C Agreements, agree to contribute the use of their respective Memberships in the NYSE to the Company. All Members who are lessees of Memberships in the NYSE shall use such

      *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.

Memberships solely for the benefit of the Company. All dues, assessments or other expenses of maintaining the respective Memberships of the Members in the NYSE shall be borne by the Company and charged as an expense of the business, except that any assessments for the Gratuity Fund, as established under the Constitution and Rules of the NYSE, shall be paid by the individual Membership owner, and neither the Company nor any other Member of the Company shall have or assert any claim to any Gratuity Fund benefits payable to the beneficiaries of the deceased Member which may be made in accordance with the Constitution and Rules of the NYSE.

         Section 9.2. MEMBER-OWNED SEATS. *., *, *, *, *, *, *, *, *, *, *, *,
*, and * are owners of regular Memberships in the NYSE. In the event of the retirement or termination of the interest in the Company of any of them for any reason, the Membership in the NYSE of such person shall be his sole property. The Company shall pay to each of them (other than*, * and *), as an expense of the business, an annual rent equal to the average of the annual rent payable from time to time on the Former LOM Member Leases. Payments shall be made in 12 equal installments monthly in arrears on the last business day of each month. As used herein, the capitalized term "FORMER LOM MEMBER LEASES" shall mean the NYSE Membership lease agreements from time to time in effect among the members and/or employees of the Company, as lessees, any of*, *, *, *, *, * and *, as lessors, and the Company, as guarantor.

         Section 9.3.  A-B-C- MEMBERSHIPS.

     (a) Andrew Grabowski and Thomas J. Verdiglione hold their Memberships pursuant to A-B-C Agreements, as set forth in Article X. Mark Innaimo and Tracy
A. Lam, an employee of the Company, hold their respective Memberships pursuant to separate A-B-C Agreements with the Company. The provisions of this Section
9.3 shall apply to each of those four (4) Memberships (each such Membership, an "A-B-C LOM MEMBERSHIP").

     (b) The Company's cost of each A-B-C LOM Membership shall be deemed to be the amount shown on the books of the Company.

     (c) Each Person that was a Member immediately prior to the date hereof shall have an account (an "A-B-C MEMBERSHIP ACCOUNT") with respect to each A-B-C LOM Membership, which shall be fixed at an amount equal to (i) the amount of such member's A-B-C Membership Account with respect to that A-B-C LOM Membership as shown on the books of the Company as of the most recent to date prior to July 19, 1999 on which such account was determined, (ii) increased (or decreased, but not below zero) by an amount equal to the product of (X) the increase (or decrease) in value of the A-B-C LOM Membership between such determination date and July 19, 1999, multiplied by (Y) the Member's Profit and Loss Percentage immediately prior to July 19, 1999. For purposes of this paragraph (c), the value of such Membership on July 19, 1999 (the "VALUATION DATE") shall be deemed to be the average of the last two sales of an Exchange Membership on the Exchange's auction market on or prior to July 19, 1999, provided that both such sales have closed within 30 days prior to such date, or if two sales shall not have closed within 30 days prior to such date, the last sales price prior to such date (the "VALUATION FORMULA"). Except to the extent specifically set forth in this
Section 9.3 and in Section 3.5, no Member shall have an interest in, or be entitled to be paid, the amount of the Member's A-B-C Membership Account.

     (d) Promptly after the sale of an A-B-C LOM Membership, the Company shall distribute to the Members an aggregate amount of cash ("DISTRIBUTABLE CASH") equal to the excess of the net proceeds from the sale of such Membership over the cost of such Membership. To the extent Distributable Cash does not exceed the amount of A-B-C Membership Accounts with respect to such Membership, Distributable Cash shall be distributed to Members that have such accounts in proportion to the amount in such account of each such Member. Any Distributable Cash in excess of that distributed pursuant to the preceding sentence shall be distributed to all Members (including Members receiving a distribution pursuant to the preceding sentence) in proportion to their Profit and Loss Percentages in effect on the date of sale. No distribution pursuant to this Section 9.3 (d) shall be made, however, if such distribution would violate the rules of the NYSE.

     (e) Payment to a Terminated Member with respect to his A-B-C Membership Account shall be as set forth in Section 3.5. For purposes of paragraph (c) above, the A-B-C Membership Account of a Terminated Members shall be treated as being zero, and neither such account becoming zero nor a payment pursuant to
Section 3.5 shall change the amount of any other Member's A-B-C Membership Account.

     (f) The Company shall pay to each Member who has an A-B-C Membership Account, as an expense of the business, interest in arrears on the last business day of each month on the amount of such Member's A-B-C Membership Account at a rate of interest established by the Management Committee from time to time which shall not be less than 10% PER ANNUM (the "MEMBERSHIP INTEREST RATE").

         Section 9.4 MB ARRANGEMENTS. Stephen Green and Richard Volpe hold their Memberships pursuant to A-B-C Agreements as set forth in Article X. Lawrence C. Montalbano and Scott McMahon hold their Memberships pursuant to separate A-B-C Agreements with the Company, dated October 3, 2001 and July 19, 1999, respectively. Marvin O. Day holds his Membership pursuant to a separate A-B-C Agreement with the Company. The provisions of this Section 9.4 shall apply to each of those five (5) Memberships.

         The Company's cost of each Membership referred to above in this Section
9.4 shall be deemed to be the amount shown on the books of the Company as the amount advanced in connection with the purchase of such Membership.

         In the event of the sale or disposition of any Membership referred to above in this Section 9.4, MB shall be entitled to receive from the Company an amount equal to the proceeds arising from the sale or disposition thereof over the cost thereof, whether such sale or disposition arises in connection with the dissolution of the Company, the retention of such Membership by the holder thereof, the sale of such Membership to a third party, or otherwise. In the event MB should withdraw from the Company under circumstances where the Company continues in business as a registered broker-dealer and specialist on the Exchange, the Company shall pay MB in respect of each of such Memberships an amount equal to the excess of (i) the value of such Membership (determined in accordance with the Valuation Formula), over (ii) the cost thereof. Such payment shall be made, subject to the approval of the Exchange, on the date MB withdraws from the Company, or as soon thereafter as the Exchange gives its approval. The Company shall pay to MB, as an expense of the business, interest in arrears on the last business day of each month at the Membership Interest Rate on an amount equal to the excess of (x) the value of such Memberships (determined in accordance with the Valuation Formula) over (y) the cost thereof.

                                    ARTICLE X

                                A-B-C MEMBERSHIPS

         Section 10.1.  OPTIONS REGARDING A-B-C MEMBERSHIPS.  Upon:

                    (i)  the dissolution of the Company; or

                    (ii) the Company ceasing to be a Member firm under the
                         Constitution of the NYSE; or

                   (iii) the receipt of the Member or his legal
                         representative(s) of written notice that the Company will on a stated date cease to be a Member firm of the NYSE; or

                    (iv) the death of an individual holding an A-B-C Membership described in Sections 9.3 or 9.4, (collectively, an "A-B-C Membership"), his being declared incompetent, or either his giving written notice to the Management Committee or his receiving written notice from the Management Committee that his Membership in, or employment with, the Company shall terminate on the date specified in such notice, each individual holding an A-B-C Membership or his legal representation (an "A-B-C MEMBER"), shall have the unqualified right during a period of thirty (30) days thereafter (except that in the case of the death of such individual such period shall be deemed to expire ten (10) days after the appointment of a legal representative(s) or committee of the individual) to elect by notice thereof given to the Management Committee to exercise the following option hereinafter called Option "A" within the period specified above.

         Option "A": To retain said A-B-C Membership upon payment to the Company of the amount necessary to purchase another Membership in the NYSE, which amount shall be determined as provided below, PLUS an amount sufficient to pay any and all state, local and federal income, sales and other taxes, levies, fees or similar expenses that may be paid or payable by the Company or its Members in connection with such A-B-C Member's exercise of this Option "A", and it is agreed that upon the exercise of this Option "A" all transfer and other related fees then imposed by the NYSE will be paid by the A-B-C Member. The amount necessary to purchase another Membership in the NYSE shall be either (1) if the Company purchases a replacement Membership (within 20 days from the date notice is received by the Company that the member wishes to elect Option "A"), then the replacement cost to the

Company, or (2) if no replacement Membership is purchased by the Company within 20 days after receiving notice of the A-B-C Member's intent to elect Option "A", then the offer price of a Membership, as posted in the market for Memberships maintained by NYSE (said price to reflect the offering price at the close of business on the 20th day described above).

         During the period of time mentioned above, such A-B-C Member may waive his right to exercise Option "A" by giving notice to the Management Committee.

         Upon either

                    (i) The Management Committee's receiving notice within the above-mentioned period that such A-B-C Member elects not to retain said A-B-C Membership; or

                    (ii) Upon the expiration of said time period without said
                         Option "A" having been exercised, the Management Committee shall have the unqualified right during a period of thirty (30) days from the earlier of the date of such receipt or the date of expiration of said time period to elect one of the two following options on behalf of the Company (hereinafter called, respectively, Option "B" and Option "C").

         Option "B": To require the A-B-C Member to sell said A-B-C Membership and pay the net proceeds over to the Company after deduction for all transfer and other related fees then imposed by the NYSE; or

         Option "C": To require the A-B-C Member to transfer said A-B-C Membership for a nominal consideration to a person designated by the Management Committee and satisfactory to the NYSE. If Option "C" is exercised all transfer and other related fees then imposed by the NYSE will be paid by the Company.

         If, the Company has not timely elected either Option "B" or Option "C", then the individual or his legal representative(s) shall promptly sell the A-B-C Membership and pay the proceeds over to the Company.

         Section 10.2. A-B-C PROCEDURES. The Company, in accordance with the Rules of the NYSE, has released and hereby releases the Member from any obligation to repay the funds advanced to the Member to assist him in financing his acquisition of his A-B-C Membership, except as provided in the A-B-C Agreement portion of this Agreement.

         Each individual holding a Membership pursuant to an A-B-C Agreement hereby appoints such Member as may be designated by the Management Committee as his agent and attorney-in-fact to sell and transfer his Membership on such terms and conditions as said attorney-in-fact may elect, and to receive the proceeds thereof, and to receipt therefor and release the NYSE, (a) in the event that said individual does not within said thirty (30) days period choose to retain his Membership and pay the Company as above provided; or (b) in case said individual shall cease to be a Member or employee of the Company or become incompetent or die.

         The proceeds of the sale of any A-B-C Membership in accordance with Option "A" or Option "B" shall be paid to the persons beneficially interested therein pursuant to Sections 9.3 or 9.4, as the case may be.

         No individual holding his Membership pursuant to an A-B-C Agreement shall lease said Membership without the consent of the Management Committee, and any rentals paid thereon shall be remitted to the Company. If such individual shall (a) die; (b) become incompetent; or (c) cease to be a Member or employee of the Company within the period of said lease, the time for said Member or his legal representative(s) to exercise Option "A" shall date from the date of the expiration of the lease or its sooner termination.

                                   ARTICLE XI

                           DISSOLUTION AND TERMINATION

         Section 11.1. DISSOLUTION OF THE COMPANY. The Company shall dissolve and be terminated upon the first to occur of:

                    (i) the written agreement of the Member(s) holding in the aggregate of 80% of Profit and Loss Percentage;

                    (ii) except as set forth below in this Section 11.1, the
                         occurrence of any other event that, under the Act or as otherwise provided by law, causes a dissolution and termination of the Company.

The bankruptcy, death, dissolution or incapacity of a Member, or a Member ceasing to be a Member for any other reason whatsoever, shall not cause a dissolution of the Company, and the Company shall continue notwithstanding the occurrence of any such event.

         Section 11.2.  LIQUIDATOR.

         (a) Upon dissolution of the Company, the Management Committee shall designate a person or persons to act as liquidator of the Company (the "LIQUIDATOR"). The Liquidator shall, with reasonable speed, wind up the affairs of the Company and liquidate the property of the Company. The Liquidator shall determine the time, manner and terms of any sale of property of the Company. The Liquidator shall distribute any proceeds in the following order of priority:

                    (i) in satisfaction of the claims of creditors of the Company other than Members;

                    (ii) in satisfaction of the claims of Members as creditors of the Company;

                   (iii) the balance remaining shall be distributed to Members in proportion to their Capital Accounts, after giving effect to all transactions through the date of final distribution.

     (b) If any Member shall be indebted to the Company, then until payment of such amount by him, the Liquidator shall retain such Members distributive share of property of the Company and apply the same to the payment of such indebtedness.

     (c) The Liquidator shall comply with all requirements of the NYSE, the Act and other applicable law pertaining to the winding up of a limited liability company that engages in the business described in Section 1.3, following which the Company shall stand liquidated and terminated.

         Section 11.3. SOURCE OF DISTRIBUTIONS. Each Member shall look solely to the assets of the Company for distributions of any nature with respect to the Company, and shall have no recourse therefor (upon dissolution or otherwise) against the Liquidator, the members of the Management Committee, or any of the Members.

         Section 11.4. LIMITATION ON CAPITAL WITHDRAWALS AND DISTRIBUTIONS. Notwithstanding anything to the contrary herein contained, in the event of a dissolution of the Company pursuant to Section 11.1, each Member agrees that any withdrawal from such Member's Capital Account on any such dissolution which would cause the Company's aggregate indebtedness to exceed the percentages specified in NYSE Rules 326(a) and 326(b) during the six months immediately preceding the date of the dissolution (if such Rules are applicable to the Company) may be postponed for a period of up to six months of the stated date of dissolution, as the Liquidator may deem necessary to ensure compliance with said Rules, and any such capital or balances so retained by the Company after the date of termination shall continue to be subject to all debts and obligations of the Company.

                                   ARTICLE XII

                               SPECIAL PROVISIONS

         Section 12.1. COMPLIANCE WITH RULES. Each Member shall comply with all laws applicable to the business of the Company, with all rules and regulations of the NYSE, the Securities and Exchange Commission and any state regulatory authority, and, with respect to shares of Van der Moolen Holding N.V. ("VMH"), the rules and regulations of the Amsterdam Stock Exchange applicable to employees and officers of the VMH group of companies.

         Section 12.2. DUTIES FULL TIME. Each individual Member shall not do any act detrimental to the best interests of the Company, and, without the prior written approval of the Management Committee, shall not fail to devote his full time and attention to the business of the Company. Each Member accurately shall account for all transactions connected with the business of the Company.

         Section 12.3. CONDUCT OF MEMBERS. Each Member shall give, whenever requested by the Management Committee, a true account of all business transactions arising out of or connected with the conduct of the business of the Company, and shall not employ either the capital or the credit standing of the Company in any business other than the business of the Company. Each

Member agrees that he will not do any act detrimental to the best interests of the Company, or which would make it impossible to carry on the ordinary business of the Company.

         Section 12.4. LIMITATION ON GUARANTEES. Without the prior written consent of the Management Committee, no Member may make, endorse or accept in the Company's name any note, bill draft or check as accommodation for any person, or enter into any bond as surety or guarantor, or otherwise become surety for any person, or make use of the Company name in any way except in the business and for the benefit of the Company.

         Section 12.5. AUTHORITY TO BIND COMPANY. Without the prior written consent of the Management Committee, no Member shall have the authority to bind the Company in any manner.

         Section 12.6.  POWERS OF ATTORNEY.

     (a) The Management Committee shall have full power and authority on behalf of all of the Members of this Company, at any time and from time to time to (i) designate one or more of the employees of the Company to assign securities registered in the name of the Company, to execute powers of substitution, and to guarantee the signatures of others to assignments of securities, with the same effect as if the name of the Company had been signed under like circumstances by one of the Members of the Company; (ii) adopt and authorize the use of a mechanically reproduced facsimile signature of the Company in connection with the assignment of securities registered in the name of the Company; (iii) designate one or more of the employees of the Company to sign written contracts covering "seller's option", "when issued", and "when distributed" transactions in the name of the Company with the same effect as if the name of the Company; and (iv) execute and file with any National Securities Exchange, in the name and on behalf of the Company, any and all such powers of attorney, agreements and other instruments (including agreements of indemnification) as may by any such Exchange be required to evidence action under (i), (ii) or (iii) above.

     (b) Each Member, upon executing this Operating Agreement, specifically ratifies and approves all such powers of attorney, agreements and other instruments (including agreements of indemnification) as may theretofore have been executed and filed on behalf of this Company with any National Securities Exchange and which are still in force, in connection with designating one or more employees of the Company to assign securities registered in the name of the Company and to guarantee the signatures of others to assignments of securities, in connection with adopting a mechanically reproduced facsimile signature for use as the signature of the Company, or in connection with designating one or more employees of the Company to sign written contracts covering "seller's option", "when issued" and "when distributed" transactions in the name of the Company.

         Section 12.7.  CONFIDENTIALITY.

(a) Each Member recognizes and acknowledges that confidential information of various kinds may exist, from time to time, with respect to the business and assets of the Company. Accordingly, each Member covenants that, except with the prior written consent of the Management Committee or except pursuant to his ordinary duties on behalf of the Company, or as required by law, the Member shall at all times (both while a Member and for a period of 5 years after his Termination Date) keep confidential and not divulge, furnish or make accessible to anyone (except the Company's authorized representatives) any confidential information to which the Member has or shall become privy relating to the business or assets of the Company. The provisions of this Section 12.7 shall not apply to any information to the extent it is or shall become generally known to the public or the trade (without the commission of a tortious act by such Member) or to the extent it is or shall become available in trade or other publications.

     (b) So long as a Member is a Member of the Company and for a period of twenty-four months after his Termination Date, such Member shall not solicit, directly or indirectly, for his own account or on behalf of any other entity (other than the Company) of which he is then an employee, or in which he is then a stockholder, partner or member, the performance of services by any individual who is an employee of or member in the Company at any time on or after the date hereof.

     (c) Each Member acknowledges that any violation of the provisions of this Section and of Section 12.8 may result in irreparable harm to the business or assets of the Company for which money damages alone would not adequately compensate. Accordingly, each Member consents and agrees that, if the Member violates any of such provisions, the Company shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining such Member from committing or continuing any violation of any such provisions.

         Section 12.8. NON-COMPETITION. For a period of twenty-four (24) months after a Member ceases for any reason (other than death) to be a Member of the Company, such Member shall neither act as a specialist, nor be employed by, or be a partner, stockholder, or member in, any NYSE member organization that acts as a specialist, in any security of any issuer (or any affiliate thereof) for which the Company is or becomes a specialist on the NYSE at any time on or after the date hereof through the Termination Date of such Member (a "SPECIALIST SECURITY"). Upon his Termination Date, such Member shall be deemed to have (a) withdrawn, without protest and without payment, such Member's registration for each and every Specialist Security, and (b) relinquished any interest in, or right or claim to, any interest, right or claim (of the Company or otherwise) in respect of each and every Specialist Security. Such Member shall upon his Termination Date execute and deliver to the Company such instruments and agreements as the Company may reasonably request confirming the foregoing provisions of this Section.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.1. NOTICES. All notices or other communications required or permitted to be given pursuant to the Agreement shall be in writing and delivered personally or sent by facsimile, courier service, or by registered or certified mail, postage prepaid, to a Member at the address set forth on the Schedule A, or such other address as a Member may have given notice. Any notice or other communication to be given to the Management Committee shall be given in the manner provided above to James P. Cleaver, Jr. or to such other individual Member or Members of the

Management Committee as the Management Committee may from time to time designate in each case with a copy to MB. All notices shall be treated as having been given when received.

         Section 13.2. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

         Section 13.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Members and their respective heirs, executors, administrators, successors and permitted assigns. Any person acquiring and claiming an interest in the Company shall be subject to and bound by all the terms, conditions and obligations of this Agreement to which his predecessor in interest was subject or bound, without regard to whether such person has executed this Agreement or a counterpart hereof or any other document contemplated hereby. No person shall have any rights or obligations relating to the Company greater than those set forth in this Agreement, and no person shall acquire an interest in the Company or become a Member thereof except as permitted by the terms of this Agreement.

         Section 13.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         Section 13.5. ADDITIONAL ASSURANCES. Upon the request of the Management Committee, each Member shall perform all further acts and execute, acknowledge and deliver any documents that the Management Committee deems reasonably necessary to effectuate the provisions of this Agreement.

         Section 13.6. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, among any of the parties with respect to the subject matter hereof (including, without limitation, all prior operating agreements of the Company).

         Section 13.7. AMENDMENT AND WAIVER. This Agreement may be amended only by written agreement of Members holding Profit and Loss Percentages of more than 80% after obtaining the approval of the NYSE and any other necessary regulatory approvals for such amendment; provided, however, that if the amendment is to evidence or reflect an action taken by the Management Committee under or pursuant to this Agreement, then such amendment shall require the affirmative vote of the Member or Members holding the Profit and Loss Percentages necessary to take such action. Any amendment approved by the required affirmative vote shall be effective when signed by the Member or Members holding the Profit and Loss Percentages necessary to approve such amendment. Anything herein to the contrary notwithstanding, an amended and restated operating agreement signed by such percentage of the Members specified in this Section as required to take such action shall be deemed to satisfy the requirement of this section 13.7 of written agreement. The failure by any party to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances will not be construed as a waiver or relinquishment of such provision or right currently or in the future.

         Section 13.8. HEADINGS. The Article and Section headings contained in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

         Section 13.9. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of any other provision hereof will not be affected thereby.

         Section 13.10. NUMBER AND GENDER. All pronouns in this Agreement shall be treated as referring to the masculine, feminine or neuter, and to the singular or plural, as the context requires.

         Section 13.11. ARBITRATION. Any dispute under or arising out of this Agreement shall be submitted to the Board of Arbitration of the NYSE. Such arbitration proceeding shall be conducted under the rules of the NYSE, and the decision of such Board shall be final and binding on the Members.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date and year first written above.

MILL BRIDGE IV, LLC

BY: ____________________________
                                                ________________________________
       Name:                                    JASON N. BLATT
       Title: Manager

________________________________                ________________________________
JOSEPH BONGIORNO                                NICHOLAS R. BRIGANDI



________________________________                ________________________________
ROBERT J. BURKE                                 TERRENCE P. BURNS



________________________________                ________________________________
JAMES J. CAMPANELLA                             MATTHEW C. CEBULSKI



________________________________                ________________________________
JAMES P. CLEAVER, JR.                           FORREST CLOSE, II



________________________________                ________________________________
JAMES E. DEMAIRA, JR.                           CHARLES P. DOLAN



________________________________                ________________________________
JOHN F. X. DOLAN                                ROBERT B. FAGENSON



________________________________                ________________________________
PAUL D. FRANKEL                                 ANDREW J. GRABOWSKI

________________________________                ________________________________
ROBERT W. GRAHAME                               STEPHAN R. GREEN



________________________________                ________________________________
THOMAS M. GREENHILL                             STEVEN GROSSMAN



________________________________                ________________________________
GERARD T. HAYES                                 MICHAEL J. HAYWARD



________________________________                ________________________________
MARK A. INNAIMO                                 PHILIP T. KEATING



________________________________                ________________________________
RICHARD KEPNER                                  M. ANDICA KUNST



________________________________                ________________________________
KEVIN J. LYDEN                                  MARK J. MAZZELLA



________________________________                ________________________________
SCOTT E. MAZZELLA                               MICHAEL J. MCDONNELL



________________________________                ________________________________
PATRICK J. MCGAGH, JR.                          SCOTT E. MCMAHON



________________________________                ________________________________
JAMES L. MILLER                                 DAVID A. MIRANDA

________________________________                ________________________________
IRWIN MISSHULA                                  JOHN D. MONAHAN



________________________________                ________________________________
DANIEL P. MORRISEY                              NICHOLAS S. ORLANDO



________________________________                ________________________________
ERIC B. OSCHER                                  THOMAS PERRY



________________________________                ________________________________
STEVEN M. RUBINSTEIN                            EDWARD J. SCAVONE



________________________________                ________________________________
JAMES J. SCAVONE                                ROBERT A. SCAVONE, JR.



________________________________                ________________________________
STEPHEN M. SCAVONE                              THOMAS E. SCAVONE



________________________________                ________________________________
THOMAS H. SHAFER                                STEPHEN J. SHERMAN



________________________________                ________________________________
CHRISTOPHER C. SMITH                            CHRIS SORRENTINO



________________________________                ________________________________
GREGG F. SORRENTINO                             ROBERT M. SPIEGELBERG

________________________________                ________________________________
LOUIS J. SPINA                                  MARTIN B. STEINTHAL, III



________________________________                ________________________________
MICHAEL F. STERN                                GLEN R. SURNAMER



________________________________                ________________________________
JOSEPH A. TALENTO                               JOSEPH V. TALENTO



________________________________                ________________________________
WARREN E. TURK                                  ALBERT VEENSTRA



________________________________                ________________________________
THOMAS J. VERDIGLIONE                           RICHARD P. VOLPE



________________________________                ________________________________
MARK E. WAGNER                                  GREGORY R. WERTZ



________________________________
HAROLD YOSCO

      *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.

                                   SCHEDULE A
                                   ----------

                                       TO

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                       VAN DER MOOLEN SPECIALISTS USA, LLC
                       -----------------------------------
                             DATED: FEBRUARY 2, 2004

------------------------------------------------------------------------------------------------------------------
                                                     MEMBERS
------------------------------------------------------------------------------------------------------------------
                                                                              STATED           PROFIT AND LOSS
              NAME                               ADDRESS                    CAPITAL ($)        PERCENTAGE (%)
--------------------------------- -------------------------------------- ------------------ ----------------------
--------------------------------- -------------------------------------- ------------------ ----------------------
Mill Bridge IV, LLC               45 Broadway, 29th Fl.                                  *            75.0000
                                  New York, NY 10006
--------------------------------- -------------------------------------- ------------------ ----------------------
Jason N. Blatt                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Joseph Bongiorno                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Nicholas Brigandi                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert J. Burke                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Terence P. Burns                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James J. Campanella               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Matthew C. Cebulski               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James P. Cleaver, Jr.             *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Forrest Close, II                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James E. DeMaira, Jr.             *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Charles P. Dolan                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
John F. X. Dolan                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert B. Fagenson                *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Paul D. Frankel                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Andrew J. Grabowski               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert W. Grahame                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Stephen R. Green                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas M. Greenhill               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Steven Grossman                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Gerard T. Hayes                   *                                                      *                  *

      *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.



------------------------------------------------------------------------------------------------------------------
                                                   MEMBERS
------------------------------------------------------------------------------------------------------------------
                                                                              STATED           PROFIT AND LOSS
              NAME                               ADDRESS                    CAPITAL ($)        PERCENTAGE (%)
--------------------------------- -------------------------------------- ------------------ ----------------------
--------------------------------- -------------------------------------- ------------------ ----------------------
Michael J. Hayward                *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Mark A. Innaimo                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Philip T. Keating                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Richard Kepner                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
M. Andica Kunst                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Kevin J. Lyden                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Mark J. Mazzella                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Scott E. Mazzella                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Michael J. McDonnell              *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Patrick J. McGagh, Jr.            *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Scott E. McMahon                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James L. Miller                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
David A. Miranda                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Irwin Misshula                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
John D. Monahan                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Daniel Morrisey                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Nicholas R. Orlando               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Eric B. Osher                     *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas Perry                      *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Steven M. Rubinstein              *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Edward J. Scavone                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James J. Scavone                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert A. Scavone, Jr.            *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Stephen M. Scavone                *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas E. Scavone                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas H. Shafer                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Stephan J. Sherman                *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Christopher C. Smith              *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Chris Sorrentino                  *                                                      *                  *

      *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                   COMMISSION.


------------------------------------------------------------------------------------------------------------------
                                                   MEMBERS

------------------------------------------------------------------------------------------------------------------
                                                                              STATED           PROFIT AND LOSS
              NAME                               ADDRESS                    CAPITAL ($)        PERCENTAGE (%)
--------------------------------- -------------------------------------- ------------------ ----------------------
--------------------------------- -------------------------------------- ------------------ ----------------------
Gregg Sorrentino                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert M. Spiegelberg             *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Louis J. Spina                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Martin B. Steinthal III           *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Michael F. Stern                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Glen R. Surnamer                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Joseph A. Talento                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Joseph V. Talento                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Warren E. Turk                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Albert Veenstra                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas J. Verdiglione             *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Richard P. Volpe                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Mark E. Wagner                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Gregory R. Wertz                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Harold Yosco                      *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
                                                       Float Percentage                  *                  *
------------------------------------------------------------------------ ------------------ ----------------------
                                                                  TOTAL          *                     100.0000%
--------------------------------- -------------------------------------- ------------------ ----------------------